EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Northeast Energy Solutions, LLC

Cromwell, Connecticut

We have audited the accompanying balance sheet of Northeast Energy Solutions, LLC (the “Company”), as of December 31, 2010 and the related statements of income, members’ equity and cash flows for the period March 31, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast Energy Solutions, LLC, as of December 31, 2010 and the results of its operations and cash flows for the period March 31, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/S/ Marcum LLP

Boston, Massachusetts

December 23, 2011

Northeast Energy Solutions, LLC

Balance Sheets

	September 30,	September 30,
	September 30, 2011	December 31, 2010
Assets	(Unaudited)

Current assets
Cash	$110,765	$89,259
Trade accounts receivable	642,137	185,301
Inventory	24,267	162,042
Prepaid expenses and other current assets	67,170	—

Total current assets	844,339	436,602
Property and equipment, net	168,530	51,727
Other assets	1,631	1,631

Total assets	$1,014,500	$489,960

Liabilities and Members’ Equity

Current liabilities
Accounts payable	$90,812	$162,659
Accrued expenses	85,355	38,405
Deferred revenue	—	7,734
Bank line of credit	300,000	175,000
Loans payable, member	100,000	59,160
Loans payable, other	15,112	3,115

Total current liabilities	591,279	446,073
Loans payable, other, net of current portion	45,060	5,971

Total liabilities	636,339	452,044

Commitments and contingencies

Members’ equity
Contributed capital	25,366	5,000
Accumulated earnings	352,795	32,916

Total members’ equity	378,161	37,916

Total liabilities and members’ equity	$1,014,500	$489,960

The accompanying notes are an integral part of these financial statements.

Northeast Energy Solutions, LLC

Statements of Income

	September 30,	September 30,
	Nine Months Ended September 30, 2011	Period From March 31, 2010 (Inception) Through December 31, 2010
	(Unaudited)

Revenue	$2,438,895	$1,161,730

Cost of revenue	1,605,585	785,664

Gross profit	833,310	376,066

Operating expenses	496,513	339,608

Operating income	336,797	36,458

Interest expense	16,918	3,542

Net income	$319,879	$32,916

The accompanying notes are an integral part of these financial statements.

Northeast Energy Solutions, LLC

Statements of Members’ Equity

	September 30,	September 30,	September 30,
	Contributed Capital	Accumulated Earnings	Total Members’ Equity

Balance, March 31, 2010	$—	$—	$—

Contributions	20,000	—	20,000

Disbursements	(15,000)	—	(15,000)

Net income	—	32,916	32,916

Balance, December 31, 2010	5,000	32,916	37,916

Contributions (Unaudited)	45,732	—	45,732

Disbursements (Unaudited)	(25,366)	—	(25,366)

Net income (Unaudited)	—	319,879	319,879

Balance, September 30, 2011 (Unaudited)	$25,366	$352,795	$378,161

The accompanying notes are an integral part of these financial statements.

Northeast Energy Solutions, LLC

Statements of Cash Flows

	September 30,	September 30,
	Nine Months Ended September 30, 2011	Period From March 31, 2010 (Inception) Through December 31, 2010
	(Unaudited)
Cash flows from operating activities:
Net income	$319,879	$32,916
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13,153	1,368
Changes in operating assets and liabilities:
Trade accounts receivable	(456,836)	(185,301)
Inventory	137,775	(162,042)
Prepaid expenses and other current assets	(67,170)	—
Increase in other assets	—	(1,631)
Accounts payable	(71,847)	162,659
Accrued expenses	46,950	38,405
Deferred revenue	(7,734)	7,734

Net cash used in operating activities	(85,830)	(105,892)

Cash flows from investing activities:
Purchases of property and equipment	(129,956)	(53,095)

Net cash used in investing activities	(129,956)	(53,095)

Cash flows from financing activities:
Contributions from members	45,732	20,000
Distributions to members	(25,366)	(15,000)
Net proceeds from bank line of credit	125,000	175,000
Proceeds from loan payable, member	285,000	254,950
Repayments of loan payable, member	(244,160)	(195,790)
Proceeds from notes payable, other	58,657	9,086
Repayments of notes payable, other	(7,571)	—

Net cash provided by financing activities	237,292	248,246

Net increase in cash and cash equivalents	21,506	89,259

Cash, beginning of period	89,259	—

Cash, end of period	$110,765	$89,259

Supplemental disclosure of cash flow information:

Interest paid	$16,918	$3,542

Taxes paid	$250	$—

The accompanying notes are an integral part of these financial statements.

Northeast Energy Solutions, LLC

Notes to Financial Statements

NOTE 1 – NATURE OF BUSINESS

Northeast Energy Solutions, LLC (the “Company”) was organized under the laws of the State of Connecticut on March 31, 2010. The Company is a regional company, focusing on turn-key electrical and mechanical energy efficiency measures serving the commercial, industrial and institutional customers. Energy efficiency measures such as high-efficiency HVAC, lighting, and appliances have the potential to provide significant reductions in electricity use while saving money in the long run. The Company partners with utility approved small business service providers throughout New England to provide turn-key services as a sub-contractor or directly with customers to offer comprehensive energy efficiency solutions.

The Limited Liability Company Agreement, which governs the Company (the “Agreement”), provides for perpetual existence, until certain circumstances occur that would dissolve the Company, such as the sale or other disposition of all or substantially all of the assets of the Company. The Company consists of three members, with one Managing Member holding a 34% interest and two Members holding 33% interests each. Under the terms of the Agreement, allocations of profits, losses, capital gains and distributions are in the following priorities:

Profits. Profits are allocated in accordance to Members’ ownership interests.

Losses. Losses are allocated in accordance to Members’ ownership interests.

Income from Capital Events. Income from Capital Events are in proportion to Members negative capital account balances; second until Members’ aggregate capital accounts equal the amount of the aggregate unrecovered capital contributions of Members. Thereafter, the balances are allocated in accordance to Members’ ownership interests at the Capital Event.

Losses from Capital Events. Losses from Capital Events are in proportion to Members’ positive capital account balances, and thereafter the balances are allocated in accordance to Members’ ownership interest at the Capital Event.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generally recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

Due to the short-term nature of projects (typically two to three weeks), the Company utilizes the completed-contract method. Revenues under the completed-contract method are recognized upon completion—that is, acceptance by the customer.

Cash

The Company considers all highly liquid debt instruments with an original maturity date of three months or less at time of purchase to be cash equivalents.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory consists of equipment and consumable components for the installation process, and is stated at the lower of cost or market, with cost being determined on a first-in, first-out (FIFO) basis. Historical inventory usage and current trends are considered in estimating both excess and obsolete inventory. To date, there have been no write-downs of inventory.

Warranty

The Company provides to its customers a one year warranty for all parts and labor in its installation workmanship.

The Company provides for the estimated cost of warranties, determined primarily from historical information and management’s judgment, at the time revenue is recognized. Should actual warranties differ from the Company’s estimates, revisions to the estimated warranty liability would be required. Warranty liabilities are included in accrued liabilities in the Company’s consolidated balance sheets as of December 31, 2010 and September 30, 2011 (unaudited). The changes in the product warranties for the periods March 31, 2010 (inception) through December 31, 2010 and the nine months ended September 30, 2011 (unaudited), are as follows:

September 30,
Balance, March 31, 2010	$—
Provision charged to expense	2,975
Usage	(425)

Balance, December 31, 2010	2,550
Provision charged to expense (Unaudited)	6,044
Usage (Unaudited)	(1,645)

Balance, September 30, 2011 (Unaudited)	$6,949

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost and are depreciated using the straight-line method over the respective asset lives, as follows:

September 30,
Furniture and fixtures and computer equipment	3 years
Vehicles	5 years
Leasehold improvements	Lesser of 5 years or the life of the lease

Income Taxes

The Company is organized as a limited liability company under the laws of the State of Connecticut structured to be treated as a partnership for income tax purposes. Items of income or loss are allocated to the members in accordance with the Members’ ownership interests and reported on their individual federal and state income tax returns.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes, accounting principles generally accepted in the United States of America require the Company to evaluate tax positions taken and recognize a tax liability if it is more-likely-than-not that uncertain tax positions taken would not be sustained upon examination by taxing authorities. The Company has analyzed tax positions taken and has concluded that, as of and for the nine months ended September 30, 2011 (unaudited) and as of December 31, 2010, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements.

As of and for the nine months ended September 30, 2011 (unaudited) and as of December 31, 2010, the Company had no interest and penalties related to income taxes.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The Company places its cash with primarily one institution, which management believes is of high credit quality.

The risk with respect to accounts receivable is minimized as the Company performs credit evaluations of its customers’ financial condition when management deems it appropriate. Generally, the Company requires no collateral from its customers. Management provides for an allowance for doubtful accounts on a specifically identified basis, as well as through historical experience applied to an aging of accounts, if necessary. Trade accounts receivable are written off when deemed uncollectible. To date there have been no write-offs of trade accounts receivable.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

The following represents revenue and accounts receivable from customers exceeding 10% of the total in each category as of and for the nine months ended September 30, 2011 (unaudited) and as of December 31, 2010 and for the period March 31, 2010 (inception) through December 31, 2010:

	September 30,	September 30,	September 30,	September 30,
Customer	Revenue for the nine months ended September 30, 2011	Revenue for the period from March 31, 2010 (Inception) through December 31, 2010	Trade accounts receivable as of September 30, 2011	Trade accounts receivable as of December 31, 2010
	(Unaudited)		(Unaudited)
A	48%	92%	45%	99%
B	18%	*	23%	*
C	13%	*	16%	*

*	Denotes less than 10%

Two suppliers accounted for approximately 27% and 57% of the Company’s material purchases for the nine months ended September 30, 2011 (unaudited) and as of December 31, 2010 and for the period March 31, 2010 (inception) through December 31, 2010, respectively. Management believes that these vendors are financially sound and that there will be no significant fluctuations in either the availability of production materials or price of production materials outside of historical commodity price movements. Management also believes that there are alternative suppliers and that any significant increase in prices could be passed on to customers.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,	September 30,
	September 30, 2011	December 31, 2010
	(Unaudited)
Furniture and equipment	$15,171	$12,402
Vehicles	131,687	4,500
Leasehold improvements	36,193	36,193

	183,051	53,095
Less: accumulated depreciation	(14,521)	(1,368)

Property and equipment, net	$168,530	$51,727

Depreciation expense for the nine months ended September 30, 2011 (unaudited) and the period March 31, 2010 (inception) through December 31, 2010 was $13,153 and $1,368, respectively.

NOTE 4 – COMMITMENTS

Leases

In December 2010, the Company entered into an operating lease for its office space under a five year agreement, paid in installments due the beginning of each month and which expires in November 2015. Future aggregate minimum payments under operating leases as of September 30, 2011 (unaudited) were as follows:

NOTE 4 – COMMITMENTS (continued)

September 30,
Year	September 30, 2011
(Unaudited)
2011	$4,893
2012	19,572
2013	19,915
2014	20,510
2015	19,342

$84,232

The accompanying statements of income for the nine months ended September 30, 2011 (unaudited) and the period March 31, 2010 (inception) through December 31, 2010 includes $14,679 and $1,631 of rent expense, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

On December 1, 2010, the Company entered into a Note Payable (“Note”) with the Managing Member of the Company. The Note bears an interest rate of 5.25%. The Note is subordinated to the Company’s Working Capital Line of Credit with Liberty Bank, and is payable on demand by the Managing Member. At September 30, 2011 (unaudited) and December 31, 2010 the outstanding balance of the Note was $100,000 and $59,160, respectively.

NOTE 6 – LINE OF CREDIT

On July 16, 2010, the Company entered into a Working Capital Line of Credit (“Line of Credit”) with Liberty Bank (“Bank”). The Bank committed to make advances to the Company in an aggregate amount of $175,000. The Line of Credit bears an interest rate of the Wall Street Journal Prime Rate plus 2.0% and is collateralized by all the Company’s assets and personal guarantees from the Company’s members. The term of the Line of Credit is one year. On November 19, 2010 the Company and the Bank entered into a change in the terms of the Line of Credit, the loan amount was changed from $175,000 to $350,000. All other terms of the Line of Credit remained unchanged. As of September 30, 2011 (unaudited) and December 31, 2010 the Company was in compliance with reporting covenants under the Line of Credit.

The Company at September 30, 2011 (unaudited) and December 31, 2010 had balances on the Line of Credit of $300,000 and $175,000, respectively.

NOTE 7 – NOTES PAYABLE, OTHER

On December 1, 2010, the Company entered into a note payable with Connecticut Light and Power (“CLP Note’) for certain leasehold improvements. The CLP Note bears an interest rate of 0% and is payable over 36 months. At September 30, 2011(unaudited) and December 31, 2010 the outstanding balance of the CLP Note was $6,749 and $9,086, respectively. The amount of any imputed interest on this note is immaterial.

On March 31, 2011, the Company entered into a note payable with Subaru Motors Finance (“Subaru Note”) for a motor vehicle purchase. The Subaru Note bears an interest rate of 2.9% and is payable over 60 months. At September 30, 2011(unaudited) the outstanding balance of the Subaru Note was $18,108.

On August 29, 2011, the Company entered into a note payable with Ford Motor Credit (“Ford Note”) for a motor vehicle purchase. The Ford Note bears an interest rate of 6.54% and is payable over 47 months. At September 30, 2011(unaudited) the outstanding balance of the Ford Note was $35,315.

NOTE 7 – NOTES PAYABLE, OTHER (continued)

At September 30, 2011, future minimum payments and current and non-current portion of notes payable for the periods ended are as follows:

September 30,
Year	September 30, 2011
(Unaudited)
2011	$3,717
2012	15,274
2013	15,687
2014	13,546
2015 and beyond	11,948

Total minimum payments	60,172
Less: current portion	(15,112)

Long-term portion	$45,060

NOTE 8 – 401(K) PLAN

The Company’s 401(k) savings plan covers the majority of the Company’s eligible employees. Employees of the Company may participate in the 401(k) Plan after reaching the age of 21. The Company may make discretionary matching contributions as determined from time to time. Employee contributions vest immediately, while Company matching contributions begin to vest after one year of service and continue to vest at 20% per year over the next five years. To date, the Company has not made any discretionary contributions to the 401(k) Plan.

NOTE 9 – SUBSEQUENT EVENT

On October 13, 2011, World Energy Solutions, Inc. (the “World Energy”) acquired substantially all of the assets and certain obligations of the Company pursuant to an Asset Purchase Agreement (the “Agreement”) between the Company, World Energy, Robert Boissonneault, Michael Santangelo, and Richard Galipeau. Pursuant to the Agreement, World Energy purchased all of the assets and assumed certain obligations with respect to the Company’s business. The maximum purchase price was $4,754,131 consisting of $1,004,131 in cash, $3,000,000 paid in the form of a promissory note (the “Promissory Note”), as amended, 83,209 shares of Common Stock of World Energy paid to the Members of the Company (equal to approximately $250,000), plus up to an additional $500,000 earn-out (the “Earn-Out”). The Promissory Note is payable in cash, and the Earn-Out is payable subject to certain conditions in cash. The Agreement and the Promissory Note were subsequently amended on October 20, 2011 to eliminate the Company’s option to elect shares of Common Stock for payment of the Promissory Note and the Earn-out.